UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — January 4, 2018

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-36132 (Commission File Number)	90-1005472 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002 (Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01                                           Other Events.

On December 22, 2017, the Tax Cut and Jobs Act (the “Tax Act”) was signed into law.  The Tax Act changes existing United States tax law and includes numerous provisions that will affect businesses.  The Tax Act, for instance, introduces changes that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits.  Under generally accepted accounting principles in the United States (“GAAP”), changes in federal corporate income tax laws or rates are recognized as a component of the income tax provision in the period in which the law is enacted to change current or future tax laws or rates.  The enactment date of the Tax Act for GAAP purposes was the date the President signed the bill into law, or December 22, 2017.

As of September 30, 2017, Plains GP Holdings, L.P. (“PAGP”), which has previously elected to be treated like a corporation for federal income tax purposes, had a deferred tax asset of $2.2 billion, the value of which was calculated based on effective corporate income tax rates at that time.  The decrease in the corporate federal income tax rate included in the Tax Act from 35% to 21% will  require the value of PAGP’s deferred tax asset to be re-measured as of December 31, 2017 based on the new 21% corporate federal income tax rate, and any reduction in value of PAGP’s deferred tax asset will be  recognized as income tax expense incurred during the fourth quarter of 2017.   We are in the process of assessing all of the accounting and disclosure impacts of the Tax Act under Accounting Standards Codification Topic 740, Income Taxes, and have not completed our assessment; however, we currently estimate that the corporate federal income tax rate change included in the Tax Act will result in a reduction in the value of PAGP’s deferred tax asset by an amount in the range of 35% - 40%, or approximately $770 million to $880 million.  We expect to provide additional information regarding the impact of the Tax Act on our financial statements when fourth quarter and full year 2017 results are announced in early February.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: January 4, 2018	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President